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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in the Registration Statement on Form S-8 of Xenonics Holdings, Inc. of our report dated November 19, 2004 (with respect to the sixth paragraph of Note 7, December 3, 2004) on our audit of the consolidated financial statements of Xenonics Holdings, Inc. and subsidiaries as of September 30, 2004 and for the year then ended included in Form 10-KSB filed with the Securities and Exchange Commission.


                                /s/ Windes & McClaughry Accountancy Corporation

Long Beach, California

May 31, 2005